EXHIBIT 4(k)


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                              JANUS INVESTMENT FUND
                        (A Massachusetts Business Trust)

                          JANUS FEDERAL TAX-EXEMPT FUND

                          SHARES OF BENEFICIAL INTEREST

ACCOUNT NO.


THIS CERTIFIES that      SPECIMEN            CUSIP   471023
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


Is the owner of ________________ shares of beneficial interest in the JANUS FEDERAL TAX-EXEMPT FUND series of Janus Investment Fund (the "Fund"), fully paid and nonassessable, the said shares being issued and held subject to the provisions of the Agreement and Declaration of Trust of the Fund, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund properly endorsed for transfer (see the reverse side hereof). This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the JANUS FEDERAL TAX-EXEMPT FUND series of Janus Investment Fund. This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

Dated:
                  /s/ Janice M. Teague                      /s/ Thomas H. Bailey
                                SECRETARY                              PRESIDENT
                                     [SEAL]

                                  COUNTERSIGNED
                                        INVESTORS FIDUCIARY TRUST COMPANY
                                          (KANSAS CITY MISSOURI)  TRANSFER AGENT

                                  BY    JANUS SERVICE CORPORATION
                                             (DENVER COLORADO) SUBTRANSFER AGENT

                                                            AUTHORIZED SIGNATURE